FOR IMMEDIATE RELEASE: December 1, 2014	CONTACT:
Randall C. Hall
919.313.3600
randall.hall@mfbonline.com

James H. Sills, III Joins Boards of M&F Bancorp, Inc. and Mechanics and Farmers Bank

December 1, 2014 (Durham, NC)-– M&F Bancorp, Inc. today announced that James H. Sills, III has been elected to the Boards of Directors of both the holding company and its wholly owned subsidiary, Mechanics and Farmers Bank (M&F Bank). Mr. Sills has served as President and Chief Executive Officer of the holding company and M&F Bank since September 1, 2014.

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M&F Bancorp, Inc., a one-bank holding company headquartered in Durham, NC, has assets of approximately $289 million as of September 30, 2014; Mechanics and Farmers Bank (M&F Bank) is its wholly owned subsidiary. M&F Bank is a state-chartered commercial bank founded in 1907, and has operated continuously and profitably since 1908. M&F Bank is one of a few NC banks designated by the United States Treasury as a Community Development Financial Institution (CDFI). M&F Bancorp’s common stock is quoted in the over-the-counter market through the OTC Bulletin Board under the symbol “MFBP.” For additional information, contact M&F Bancorp Corporate Headquarters, 2634 Durham Chapel Hill Blvd., Durham, NC at (919) 687-7800 or visit www.mfbonline.com